UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2013, Poly Shield Technologies Inc. (the “Company”) entered into a sales and purchase agreement (the “Sales Agreement”) with LMS Shipmanagement Inc. (“LMS”) dated effective July 18, 2013, whereby LMS agreed to purchase from the Company two DSOX-15 fuel scrubber systems for reducing the sulfur oxide content of marine fuel oil. The DSOX-15’s are to be installed on two cargo ships operated and managed by LMS.

Certification and Option to Purchase Additional DSOX-15 Systems

Upon installation of the DSOX-15’s, the Company and LMS will co-operate to obtain certification for the installed systems under Marine Environmental Protection Committee (the “MEPC”) sulfur oxide limits for marine fuel set out in MARPOL Annex VI (the “Current MEPC Standards”).

LMS has the option to purchase up to 40 additional DSOX-15’s at the same price as the two original DSOX-15’s purchased under the Sales Agreement (the “Additional Fuel Scrubbers Option”). The Additional Fuel Scrubbers Option will be exercisable for a period ending on the later of December 31, 2013 and the date that is 90 days after certification is obtained, but in no case will the Additional Fuel Scrubbers Options extend beyond December 31, 2014.

Option to Purchase Exhaust Scrubber and Removal of Installed Systems if Certification not Obtained

If the Company is unable to obtain certification that the installed DSOX-15’s meet Current MEPC Standards within six months after their installation (the “DSOX-15 Certification Deadline”), LMS will have the option (the “Exhaust Scrubber Option”) to purchase from the Company an exhaust scrubber system for reducing sulfur oxide from engine emissions (the “Exhaust Scrubber”).

The Exhaust Scrubber Option will be exercisable for a period ending on the later of December 31, 2013 and the date that is 90 days after the DSOX-15 Certification Deadline, but in no case will the Exhaust Scrubber Option extend beyond December 31, 2014. If LMS exercises the Exhaust Scrubber Option, the amounts paid by LMS towards the purchase price of the DSOX-15’s will be credited towards the purchase price of the Exhaust Scrubber. The Exhaust Scrubber will be required to meet the requirements of Resolution MEPC 184(59) (the “Current MEPC Alternate Compliance Standards”).

If the two initial DSOX-15’s fail to obtain certification and either LMS declines to exercise the Exhaust Scrubber Option or the Exhaust Scrubber also fails to obtain certification within six months after installation, the Company will be required to remove the installed systems at its own cost, but will have no further obligation to LMS.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sales Agreement attached as Exhibit 10.1 hereto. A copy of the Company’s news release regarding the Sales Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits

Exhibit	Description
10.1	Sales and Purchase Agreement between LMS Shipmanagement Inc. and Poly Shield Technologies Inc. dated effective as of July 18, 2013.
99.1	Press release dated July 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: July 24, 2013	By:	/s/ Rasmus Norling

Name: Rasmus Norling
Title: Chief Executive Officer and President